As filed with the Securities and Exchange Commission on July 1, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ANTERIS TECHNOLOGIES GLOBAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	3842	99-1407174
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302
9 Sherwood Road
Toowong, QLD 4066
Australia
+61 7 3152 3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Wayne Paterson
Chief Executive Officer
Anteris Technologies Global Corp.
860 Blue Gentian Road
Suite 340
Eagan, Minnesota 55121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jeremy W. Cleveland
Bradley C. Brasser
Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
(650) 739-3939
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Up to 5,385,000 Shares of Common Stock
(including 3,038,064 CHESS Depositary Interests)

This prospectus relates to the issuance by us of up to 5,385,000 shares of our common stock, par value $0.0001 per share (“common stock”), consisting of (i) up to 2,346,936 shares (“Warrant Shares”) of our common stock that are issuable upon the exercise of previously issued warrants to purchase common stock (“Common Stock Warrants”) and (ii) 3,038,064 shares of common stock (“CDI Warrant Shares”) represented by CHESS Depositary Interests (“CDIs”) that are issuable upon the exercise of previously issued warrants to purchase CHESS Depositary Interests (“CDI Warrants” and, together with the Common Stock Warrants, the “Warrants”).
We will receive proceeds from the exercise of the Warrants. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
We believe the likelihood that holders of the Warrants will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our common stock and CDIs, as applicable. If the Warrants are “out of the money,” meaning the exercise price is higher than the market price of our common stock or CDIs, as applicable, the holders thereof are not likely to exercise such Warrants.
Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “AVR.” Our CDIs trade on the Australian Securities Exchange (the “ASX”) under the symbol “AVR.” On June 30, 2026, the closing price for our common stock on Nasdaq was $9.85 per share and the closing price of our CDIs on the ASX was A$13.75 per CDI.
Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus for the risks and uncertainties you should consider before investing in our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 1, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus relates to the issuance by Anteris Technologies Global Corp. of the Warrant Shares issuable upon exercise of the Common Stock Warrants and the CDI Warrant Shares issuable upon exercise of the CDI Warrants.
This prospectus provides you with a general description of the securities we may offer. For a more complete understanding of the offering of the securities, you should refer to the registration statement of which this prospectus is a part, including its exhibits. You should read both this prospectus together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
Any prospectus supplement or post-effective amendment to the registration statement that we file may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
In this prospectus, unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Anteris,” “Anteris®,” “we,” “us” and “our” refer to Anteris Technologies Pty Ltd (formerly Anteris Technologies Ltd) (“ATPL”) prior to the Reorganization (as defined herein) and Anteris Technologies Global Corp. after the Reorganization.
CONVENTIONS WHICH APPLY IN THIS PROSPECTUS
This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Australian dollars (A$) into U.S. dollars ($) in this prospectus were made at the rate of approximately A$1.4247 to $1.00 as of June 18, 2026, as released by the Board of Governors of the Federal Reserve System. We make no representation that the Australian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Australian dollars, as the case may be, at any particular rate or at all.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.anteristech.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that is accessible through, any website referenced in this prospectus and the documents incorporated by reference herein does not constitute a part of this prospectus and we do not incorporate any such information into this prospectus or the registration statement of which it forms a part. Any such website address has been included in this prospectus and the documents incorporated by reference herein solely as an inactive textual reference.
ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement, and (ii) after the date of this prospectus until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026;
•	our Current Reports on Form 8-K filed with the SEC on January 22, 2026, March 3, 2026, April 23, 2026, April 29, 2026, May 13, 2026, and May 22, 2026; and
•
the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on February 26, 2026, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Anteris Technologies Global Corp., Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, +61 7 3152 3200, Attention: Chief Financial Officer.
iii

THE COMPANY
Anteris is a healthcare company dedicated to revolutionizing cardiac care by pioneering science-driven and measurable advancements to restore heart valve patients to healthy function. Our lead product, the DurAVR® Transcatheter Heart Valve (“THV”) System, was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis — a potentially life-threatening condition resulting from a narrowing of the aortic valve. The balloon-expandable DurAVR® THV is a new class of biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. Our DurAVR® THV System consists of a single-piece, native-shaped biomimetic valve made with our proprietary ADAPT® tissue-enhancing technology and deployed with our ComASUR® balloon-expandable Delivery System (the “ComASUR® Delivery System”). ADAPT® is our proprietary anti-calcification tissue shaping technology that is designed to reengineer xenograft tissue into a pure, single-piece collagen bioscaffold. Our patented ADAPT® tissue has been clinically demonstrated to be calcium free for up to 10 years post-procedure, according to Performance of the ADAPT-Treated CardioCel® Scaffold in Pediatric Patients With Congenital Cardiac Anomalies: Medium to Long-Term Outcomes, published by William Neethling et. al., and has been distributed for use in over 55,000 patients globally in other indications. Our ComASUR® Delivery System, which was developed in consultation with physicians, is designed to provide precise alignment with the heart’s native commissures to achieve accurate placement of the DurAVR® THV. Prior to the commencement of the PARADIGM Trial, more than 130 patients had been implanted with the DurAVR® THV worldwide.
Aortic stenosis is one of the most common and serious valvular heart diseases. It is fatal in approximately 50% of patients if left untreated after two years, and no pharmacotherapy is available to treat this disease. Aortic stenosis causes a narrowing of the heart’s aortic valve, which reduces or blocks the amount of blood flowing from the heart to the body’s largest artery, the aorta, and from there to the rest of the body. Minimally-invasive transcatheter aortic valve replacement (“TAVR”), which the U.S. Food and Drug Administration (“FDA”) initially approved in 2011 for high surgical risk patients, has emerged as an alternative to open-heart surgery. In 2019, the FDA also approved TAVR for use in low-risk surgical patients. According to a publication in The Journal of American Medical Association, only 15-20% of severe aortic stenosis cases are treated today.
While previous generations of TAVRs were designed for older, high risk patients, our DurAVR® THV System is designed to be a solution for all patients, including older, younger and less-active patients. Our first in class DurAVR® THV is a single-piece valve with a novel, biomimetic design that aims to replicate the normal blood flow of a healthy human aortic valve as compared to traditional three-piece aortic valves. The DurAVR® THV System has shown restoration of laminar flow similar to individuals with a healthy aortic valve. It also shows early left ventricular reverse remodeling compared with pre-TAVR baselines and similar to healthy controls.
In a pooled analysis of 100 patients derived from our ongoing First-In-Human study (referred to as the “EMBARK” study) and early feasibility studies conducted in the United States and Europe, the DurAVR® THV demonstrated single digit mean gradients, large effective orifice areas, no moderate or severe paravalvular leaks and no valve related mortality, with 97% freedom from prosthesis-patient mismatch (“PPM”). PPM affects a significant proportion of TAVR patients, particularly patients with a small aortic annulus and has been associated with impaired long-term survival following surgical aortic valve replacement.
In addition, our DurAVR® THV has been developed with the aim to increase durability and last longer than traditional three-piece designs through the use of our ADAPT® anti-calcification tissue including a molded single-piece of tissue designed to mimic the performance of a pre-disease human aortic valve, which we believe can result in improved hemodynamics as compared to traditional three-piece designs.
We intend to establish the safety and effectiveness of the DurAVR® THV in patients with severe aortic stenosis in the global, pivotal PARADIGM Trial.
The PARADIGM Trial is a prospective, randomized, controlled multicenter, international study wherein subjects will be randomized to receive either a TAVR using the DurAVR® THV or TAVR using a commercially available and approved THV in an ‘All Comers Randomized Cohort.’ The primary endpoint of the PARADIGM Trial is a composite of all-cause mortality, all stroke and cardiovascular hospitalization at 1-year post-procedure. The endpoint will be evaluated as a non-inferiority analysis. We anticipate that the subjects will include a broad array of risk profiles. Subjects with a failed surgical bioprosthesis in need of a valve-in-valve (“ViV”) TAVR will be enrolled in a separate parallel registry.

Recruitment to the PARADIGM Trial commenced in Europe in October 2025, followed by receipt of FDA Investigational Device Exemption (“IDE”) approval for the trial in November 2025. While the FDA’s approval was initially staged, in April 2026, the FDA expanded approval for the enrollment which includes 1,054 patients for the All Comers Randomized Cohort. In April 2026, we secured U.S. Medicare reimbursement eligibility for the global pivotal PARADIGM Trial under a Centers for Medicare & Medicaid Services national coverage policy and enrolled and treated the first U.S. PARADIGM patients in May 2026. Eligible procedures performed at participating U.S. study sites are covered under the Transcatheter Aortic Valve Replacement (TAVR) National Coverage Determination 20.32. Recruitment remains ongoing, with planned expansion into additional countries to further accelerate recruitment. It is anticipated that the design of the PARADIGM Trial will provide the primary clinical evidence on which the FDA could base a decision for the Premarket Approval (“PMA”) that is required for commercialization of the DurAVR® THV System in the United States. We anticipate CE Mark approval will progress in parallel to the PMA.
Initial Public Offering and Reorganization
On December 12, 2024, we completed our initial public offering pursuant to which we issued and sold 14,878,481 shares of our common stock at a public offering price of $6.00 per share. We received net proceeds of $80.0 million, after deducting the underwriting discounts, commissions and offering expenses and giving effect to the exercise of the underwriters’ option to purchase additional shares.
Prior to the consummation of our initial public offering, we completed a series of reorganization transactions (the “Reorganization”) pursuant to which we received all of the issued and outstanding shares of ATPL, which was formerly an Australian public company originally registered in Western Australia, Australia and listed on the ASX, pursuant to a scheme of arrangement under Australian law between ATPL and its shareholders (the “Scheme”) under Part 5.1 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”). Contemporaneously with implementation of the Scheme, ATPL also cancelled all existing options it had on issue in exchange for the Company issuing replacement options to acquire common stock pursuant to a scheme of arrangement between ATPL and its optionholders (the “Option Scheme”) under Part 5.1 of the Corporations Act. The Scheme was approved by ATPL’s shareholders at a general meeting of shareholders, which was held on December 3, 2024. The Option Scheme was approved by ATPL’s optionholders at a general meeting of optionholders held on the same day. ATPL obtained approval of the Scheme and the Option Scheme by the Supreme Court of Queensland on December 4, 2024. As a result of the Reorganization, ATPL became a wholly owned subsidiary of the Company and the shareholders of ATPL immediately prior to the consummation of the initial public offering, became holders of either one share of common stock or one CDI for every ordinary share of ATPL held as of the record date fixed for the relevant meeting.
The Private Placement
On or about October 23, 2025, we entered into (i) subscription agreements (the “Subscription Agreements”) with certain investors, pursuant to which we issued and sold an aggregate of 2,346,936 shares of common stock (the “Shares”), each with an accompanying Common Stock Warrant, at a price of $4.90 per share of common stock and accompanying Common Stock Warrant (the “Common Stock Offering”), and (ii) confirmation letters (the “Confirmation Letters”) with certain investors, pursuant to which we issued and sold an aggregate of 2,788,064 CDIs, each with an accompanying CDI Warrant, at a price of A$7.50 per CDI and accompanying CDI Warrant (the “CDI Offering,” and together with the Common Stock Offering, the “Private Placement”). As part of the CDI Offering, we also granted 250,000 CDI Warrants to the lead manager. The Common Stock Offering closed on October 27, 2025 and the CDI Offering closed on November 5, 2025.
Each of the Common Stock Warrants and the CDI Warrants are exercisable commencing six months following the date of issuance. The exercise price of the Common Stock Warrants is $7.50 per share and the exercise price of the CDI Warrants is A$11.50 per CDI.
The issuance and sale of the Shares, Common Stock Warrants, CDIs and CDI Warrants pursuant to the Subscription Agreements and Confirmation Letters were not registered under the Securities Act of 1933 (the “Securities Act”) and were issued and sold in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, including under Rule 506 of Regulation D promulgated thereunder, with respect to the Shares and the Common Stock Warrants, and Regulation S with respect to the CDIs and CDI Warrants.

Corporate Information
The Company was incorporated in the State of Delaware on January 29, 2024. The Company is a global company with its principal executive offices located at Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, and other key locations located at 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121 as well as two other sites in Minnesota and sites in Western Australia, Australia and Geneva, Switzerland. The Company’s telephone number is +61 7 3152 3200. Additional information can be found on our website address: www.anteristech.com. Information contained on, or that is accessible through, the website is not incorporated into and is not a part of this prospectus.

THE OFFERING
Issuer
Anteris Technologies Global Corp.
Common Stock to be Issued Upon Exercise of the Common Stock Warrants
2,346,936 shares of common stock.
Exercise Price of Common Stock Warrants
$7.50.
CDI Warrant Shares to be Issued Upon Exercise of the CDI Warrants
3,038,064 shares of common stock represented by CHESS Depositary Interests.
Exercise Price of CDI Warrants
A$11.50.
Shares of Common Stock Outstanding
97,232,054 shares of common stock (including shares of common stock represented by CDIs) as of March 31, 2026.
Use of Proceeds
We may receive up to approximately $42.1 million in aggregate gross proceeds upon exercise of the Warrants.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for the ongoing development of the DurAVR® THV System, with the remaining for working capital and other general corporate purposes determined from time to time. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

See the section entitled “Use of Proceeds.”
Risk Factors
You should read the section entitled “Risk Factors” and the other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.
Listing
Our common stock is listed on Nasdaq under the symbol “AVR.” Our CDIs trade on the ASX under the symbol “AVR.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with the other information in this prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, each of which are on file with the SEC, as well as any subsequent filings that we make from time to time with the SEC that are incorporated herein by reference. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
If you exercise Warrants, you will experience substantial and immediate dilution.
The exercise price of the Warrants is substantially higher than the net tangible book value per share of our common stock as of March 31, 2026. If you purchase shares of common stock or shares of common stock represented by CDIs, as applicable, upon the exercise of such Warrants, you will experience immediate and substantial dilution to the extent of the difference between the exercise price per share and the adjusted net tangible book value per share of our common stock as of March 31, 2026, as adjusted to give effect to the exercise of all outstanding Warrants with the same terms. For a further description of the dilution that you will experience immediately after the exercise of the Warrants, see the section in this prospectus entitled “Dilution” beginning on page 9.
We have broad discretion in the use of our existing cash and cash equivalents and the net proceeds from the exercise of the Warrants and may not use them effectively.
Our management will have broad discretion in the application of our existing cash and cash equivalents and the net proceeds from the exercise of the Warrants including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used effectively. Because of the number and variability of factors that will determine our use of our existing cash and cash equivalents and the net proceeds from the exercise of the Warrants, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and cash equivalents and the net proceeds from the exercise of the Warrants in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business and cause the price of our securities to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience further dilution as a result of future equity offerings.
To the extent future financings offer additional shares of common stock (including shares of common stock represented by CDIs) or securities convertible into or exchangeable for common stock, you may experience further dilution. We cannot assure you that we will be able to sell shares of common stock or other securities in any other offering at a price per share that is equal to or greater than the price paid by investors in this offering for a share of common stock, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell shares of common stock (including shares of common stock represented by CDIs) or securities convertible into or exchangeable for common stock in future transactions may be higher or lower than the price per share of common stock paid in this offering. Furthermore, if outstanding options or warrants are exercised or if outstanding RSUs vest, you could experience further dilution.

Sales of substantial amounts of common stock (including shares of common stock represented by CDIs) in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline.
If our large stockholders sell a substantial number of shares of common stock (including shares of common stock represented by CDIs) in either the private or public markets, the market price of our common stock could decrease materially. The perception in the public market that these stockholders might sell common stock could also depress the market price of common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.
Additionally, shares of common stock issued or issuable under our equity incentive plans have been registered on a Form S-8 registration statement and may be freely sold in the public market upon issuance.
We do not anticipate paying dividends in the foreseeable future.
We did not declare any dividends during fiscal years 2021, 2022, 2023, 2024, or 2025 and we do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Dividends, if any, on our outstanding common stock will be declared by and subject to the discretion of our Board of Directors on the basis of our earnings, financial requirements and other relevant factors, and subject to Delaware and federal law. We cannot assure you that our common stock will appreciate in value. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.
The market price and trading volume of our common stock may be volatile and may be affected by economic conditions beyond our control.
The market price of our common stock has been and may continue to be highly volatile and subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your common stock at a competitive price. We cannot assure you that the market price of our common stock will not fluctuate or significantly decline in the future.
Some specific factors that could negatively affect the price of our common stock or result in fluctuations in their price and trading volume include:
•	actual or expected fluctuations in our prospects or operating results;
•	announcements relating to our products, product candidates or clinical programs, including the results of clinical trials conducted by us or our collaborators;
•	changes in the demand for our products;
•	additions or departures of our key personnel;
•	changes or proposed changes in laws, regulations or tax policy;
•	sales or perceived potential sales of our common stock by us or our executive officers, directors or stockholders in the future;
•	announcements or expectations concerning additional financing efforts; and
•	conditions in the United States, Australian and global financial markets, or in our industry in particular, or changes in general economic or political conditions.
In recent years, the stock market in general, and the market for medical technology companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering.
When the market price of a stock has been volatile, as our common stock price may be, holders of that stock have occasionally brought securities class action litigation claims against the company that issued the stock. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit were without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product development and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements, which are subject to risks, include, but are not limited to, statements about:
•	our current and future research and development (“R&D”) activities, including clinical testing and manufacturing and related costs and timing;
•	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products in our markets;
•	our ability to commercialize products and generate product revenues;
•	any statements concerning anticipated regulatory activities, including our ability to obtain regulatory clearances;
•	our R&D expenses;
•	sufficiency of our capital resources;
•	our ability to raise additional funding when needed; and
•	risks facing our operations and intellectual property.
We have based the forward-looking statements contained in this prospectus largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” herein and the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings we make with the SEC, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
This prospectus contains or incorporates by reference certain data and information that we obtained from various publications, including industry data and information from Future Market Insights, Inc. (“FMI”). Statistical data in these publications also include projections based on a number of assumptions. The global, North American and European TAVR markets may not grow at the rate projected by market data or at all. Failure of the global, North American and European TAVR markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our common stock (including shares of common stock represented by CDIs). In addition, the nature of the medical technology industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS
We will receive up to an aggregate of approximately $42.1 million from the exercise of the Warrants, consisting of (a) $17.6 million from the exercise of all Common Stock Warrants and (b) approximately $22.8 million from the exercise of all CDI Warrants.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for the ongoing development of the DurAVR® THV System, with the remaining for working capital and other general corporate purposes determined from time to time. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.
There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

DILUTION
If you purchase shares of common stock (including shares of common stock represented by CDIs) upon the exercise of your Warrant, you will experience immediate and substantial dilution to the extent of the difference between the exercise price per share and the adjusted net tangible book value per share of the common stock (including shares of common stock represented by CDIs) as of March 31, 2026, as adjusted to give effect to the exercise of all outstanding Warrants with the same terms.
Our net tangible book value as of March 31, 2026 was $278.3 million (A$429.9 million), or $2.86 (A$4.18) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (total assets less intangible assets) less our total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.
After giving effect to the exercise of all outstanding Common Stock Warrants (and assuming no exercise of the CDI Warrants), our as adjusted net tangible book value as of March 31, 2026 would have been approximately $295.9 million, or $2.97 per share of common stock (including shares of common stock represented by CDIs). This represents an immediate increase in net tangible book value of $0.11 per share to existing stockholders and immediate dilution of $4.53 per share to investors exercising Common Stock Warrants.
After giving effect to the exercise of all outstanding CDI Warrants (and assuming no exercise of the Common Stock Warrants), our as adjusted net tangible book value as of March 31, 2026 would have been approximately A$440.9 million, or A$4.40 per share of common stock (including shares of common stock represented by CDIs). This represents an immediate increase in net tangible book value of A$0.22 per share to existing stockholders and immediate dilution of A$7.10 per share to investors exercising CDI Warrants.
The following table illustrates this dilution on a per share basis:

	Common Stock Warrants	CDI Warrants
Warrant exercise price per share	US$ 7.50	A$ 11.50
Net tangible book value per share as of March 31, 2026	US$2.86	(A$4.18)
Increase in net tangible book value per share attributable to this offering	0.11	0.22
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to the exercise of all outstanding Warrants with the same terms	2.97	4.40
Dilution per share to investors exercising Warrants	US$4.53	A$7.10

The information above is based on 97,232,054 shares of our common stock (including shares of common stock represented by CDIs) outstanding as of March 31, 2026 and excludes:
•	as of March 31, 2026, 2,655,478 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $12.28 per share;
•	as of March 31, 2026, 1,948,693 shares of common stock issuable upon the vesting and settlement of outstanding RSUs;
•
as of March 31, 2026, 5,139,585 shares of common stock reserved for future grant or issuance under our equity incentive plans, as well as any additional shares that may become available for grant or issuance pursuant to annual evergreen increases or forfeitures under such plans; and

•	any shares of common stock and CDIs (including the underlying common stock) issued upon vesting of RSUs or exercise of options under our equity incentive plans subsequent to March 31, 2026.
The above illustration of dilution per share to investors exercising Warrants assumes no exercise or vesting and settlement of outstanding warrants (except as noted above), options or RSUs. To the extent that any outstanding warrants or options are exercised or other shares are issued upon vesting of outstanding awards, there will be further dilution to investors exercising Warrants. To the extent that we raise additional capital through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

The translations of Australian dollars (A$) into U.S. dollars ($) in this above table were made at the rate of approximately A$1.4588 to $1.00 as of March 31, 2026, as released by the Board of Governors of the Federal Reserve System.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain material terms and provisions of our capital stock. This description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, each of which is incorporated by reference into the registration statement of which this prospectus forms a part. We encourage you to read our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws for additional information.
Authorized Capital Stock
Our authorized share capital is divided into 400,000,000 shares of common stock and 40,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Except as otherwise required by law, as provided in our Second Amended and Restated Certificate of Incorporation or as provided in the resolution or resolutions, if any, adopted by our Board of Directors with respect to any series of the preferred stock, the holders of our common stock exclusively possess all voting power. Each holder of shares of common stock is entitled to one vote for each share held by such holder. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of our common stock have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board of Directors from time to time out of assets or funds legally available therefor and have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.
CDIs
CDIs confer the beneficial ownership of our common stock on each CDI holder, with the legal title to such securities held by an Australian depositary entity, CHESS Depositary Nominees Pty Limited (the “Depositary Nominee”), which is a wholly owned subsidiary of ASX Limited, being the operator of the ASX. The Depositary Nominee is the registered holder of those shares of our common stock held for the benefit of the holders of CDIs. The Depositary Nominee does not charge a fee for providing this service.
Each CDI represents an interest in one share of our common stock. Holders of CDIs do not hold the legal title to the underlying shares of our common stock to which the CDIs relate, as the legal title is held by the Depositary Nominee. Each holder of CDIs, however, has a beneficial interest in the underlying shares of our common stock. Each holder of CDIs that elects to vote at a stockholder meeting is entitled to one vote for every one CDI held by such holder. In order to vote at a stockholder meeting, a CDI holder may:
•
instruct the Depositary Nominee, as legal owner of the shares of common stock, to vote the shares of our common stock represented by their CDIs in a particular manner. A voting instruction form will be sent to holders of CDIs and must be completed and returned to the share registry for the CDIs prior to a record date fixed for the relevant meeting, or the CDI Voting Instruction Receipt Time, which is notified to CDI holders in the voting instructions included in a notice of meeting;

•
inform us that they wish to appoint themselves or a third party as the Depositary Nominee’s proxy with respect to our shares of common stock underlying the holder’s CDIs for the purposes of attending and voting at the meeting. The instruction form must be completed and returned to the share registry for the CDI prior to the CDI Voting Instruction Receipt Time; or

•
convert their CDIs into shares of our common stock and vote those shares at the meeting. The conversion must be undertaken prior to a record date fixed by the Board of Directors for determining the entitlement of stockholders to attend and vote at the meeting. If the holder later wishes to sell their investment on the ASX, it would first be necessary to convert those shares of common stock back to CDIs. Further details on the conversion process are set out below.

Voting instruction forms and details of these alternatives are included in each notice of meeting sent to CDI holders by the Company.

Our CDIs are currently subject to a restriction from trading on ASX which prevents “U.S. Persons” (as defined in Rule 902 of Regulation S of the Securities Act) from acquiring CDIs. This restriction is expected to be lifted promptly following the date of this prospectus.
Conversion of CDIs to Shares of Common Stock
Subject to any restrictions or requirements, including distribution compliance periods, instituted in compliance with the issuance of CDIs in the Private Placement, CDI holders may at any time convert their CDIs to a holding of shares of common stock by instructing the share registry for the CDIs, either:
•
directly in the case of CDIs held on the issuer sponsored sub-register operated by the Company (holders of CDIs are provided with a CDI issuance request form to return to the share registry for the CDIs); or

•
through their “sponsoring participant” (usually their broker) in the case of CDIs which are held on the CHESS sub-register (in this case, the sponsoring broker will arrange for completion of the relevant form and its return to the share registry for the CDIs).

In both cases, once the share registry for the CDIs has been notified, it will arrange the transfer of the relevant number of shares of common stock from the Depositary Nominee into the name of the CDI holder in book entry form or, if requested, deliver the relevant shares of common stock to their Depository Trust Company participant in the U.S. Central Securities Depositary. The share registry for the CDIs will not charge a fee for the conversion (although a fee may be payable by market participants). Holding shares of common stock will, however, prevent a person from selling their shares of common stock on the ASX, as only CDIs can be traded on that market.
Conversion of Shares of Common Stock to CDIs
Shares of common stock may be converted into CDIs and traded on the ASX. Holders of shares of common stock may at any time convert those shares to CDIs by contacting our transfer agent. The underlying shares of common stock will be transferred to the Depositary Nominee, and CDIs (and a holding statement for the corresponding CDIs) will be issued to the relevant security holder. No trading in the CDIs may take place on the ASX until this conversion.
Our transfer agent will not charge a fee to a holder of shares of common stock seeking to convert their shares of common stock to CDIs, although a fee may be payable by market participants.
Dividends and Other Stockholder Entitlements
Holders of CDIs are entitled to receive all the direct economic benefits and other entitlements in relation to the underlying shares of common stock that are held by the Depositary Nominee, including dividends and other entitlements that attach to the underlying shares of common stock.
If a cash dividend or any other cash distribution is declared in a currency other than Australian dollars, we currently intend to convert that dividend or other cash distribution to which a holder of CDIs is entitled to Australian dollars and distribute it to the relevant holder of CDIs in accordance with their entitlement.
Due to the need to convert dividends from U.S. dollars to Australian dollars in the above-mentioned circumstances, holders of CDIs may potentially be advantaged or disadvantaged by exchange rate fluctuations, depending on whether the Australian dollar weakens or strengthens against the U.S. dollar during the period between the resolution to pay a dividend and conversion into Australian dollars.
Takeovers
If a takeover bid is made in respect of any of our common stock of which the Depositary Nominee is the registered holder, the Depositary Nominee will be prohibited from accepting the offer made under the takeover bid except to the extent that acceptance is authorized by the CDI holders in respect of the shares of common stock represented by their holding of CDIs.
The Depositary Nominee must accept a takeover offer in respect of shares of common stock represented by a holding of CDIs if the relevant holder of CDIs instructs it to do so and must notify the entity making the takeover bid of the acceptance.

Rights on Liquidation or Winding Up
In the event of our liquidation, dissolution or winding up, a CDI holder will be entitled to the same economic benefit on their CDIs as stockholders.
Fees
A CDI holder will not incur any additional fees or charges as a result of holding CDIs rather than shares of common stock; however, your broker may charge you fees to convert shares of our common stock to CDIs and to convert CDIs to shares of our common stock.
Registers
We must ensure that at all times the total number of CDIs on the issuer sponsored sub-register of CDIs and CHESS sub-register of CDIs reconciles with the number of shares of common stock registered in the name of the Depositary Nominee on the stock register. We must make available for inspection the stock register and the CDI register as if that register were a register of securities of an Australian listed public company. We will operate three registers: (i) a certificated register of shares of common stock, (ii) an uncertificated issuer sponsored sub-register of CDIs, and (iii) an uncertificated CHESS sub-register of CDIs. The certificated register will be the register of legal title.
Transfer
Unless permitted by law, the ASX Listing Rules or the ASX Settlement Rules, we must not and the Depositary Nominee must not refuse nor fail to register, nor give effect to, nor otherwise interfere with the processing and registration of a transfer of CDIs. Any obligation to transfer a quantity of shares of common stock shall be made by initiating a transfer of the corresponding quantity of CDIs in respect of the shares of common stock.
Further Information
For further information relating to CDIs and the matters referred to above, please refer to Section 13 of the ASX Settlement Operating Rules filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part or contact our transfer agent.
Preferred Stock
Our Board of Directors is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of preferred stock includes determination of the following:
•	the designation of the series;
•	the number of shares of the series;
•
the dividend rate or rates on the shares of that series, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
•
whether the series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

•
whether or not the shares of that series will be redeemable, in whole or in part, at the option of the Company or the holder thereof and, if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
•	any other relative rights, preferences and limitations of that series.
Common Stock Warrants
The Common Stock Warrants represent the right to purchase up to 2,346,936 shares of common stock at an exercise price of $7.50 per share. The Common Stock Warrants may be exercised at any time commencing on or after April 27, 2026 (the “Initial Common Stock Warrant Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on October 27, 2030 (the “Common Stock Warrant Expiration Date”). After the exercise period, holders of the Common Stock Warrants will have no further rights to exercise the Common Stock Warrants.
Exercisability
Each Common Stock Warrant will be exercisable commencing on or after the Initial Common Stock Warrant Exercise Date and will expire on the Common Stock Warrant Expiration Date. The Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of common stock purchased upon such exercise.
The number of shares of common stock issuable upon exercise of the Common Stock Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.
No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Stock Warrants. As to any fraction of a share of common stock which the holder would otherwise be entitled to purchase upon such exercise, we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Common Stock Warrant per whole share or round such fractional share up to the nearest whole share of common stock.
Exercise Limitation
A holder will not have the right to exercise any portion of the Common Stock Warrants if the holder (together with its affiliates, any persons acting as a group with the holder, or other persons whose beneficial ownership of the underlying shares of common stock could or would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Common Stock Warrant, 9.99%) of the number of shares of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price
The exercise price for the Common Stock Warrants is $7.50 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.
Transferability
Subject to applicable laws, the Common Stock Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
We will not apply for the listing of the Common Stock Warrants on any stock exchange. Without an active trading market, the liquidity of the Common Stock Warrants will be limited.

Rights as a Stockholder
Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a Common Stock Warrant does not have the rights or privileges of a holder of shares of common stock, including any voting rights, until the holder exercises the Common Stock Warrant.
Fundamental Transactions
In the event of a fundamental transaction, as described in the Common Stock Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the aggregate voting power of all classes of our common equity, or any person or group becoming the beneficial owner of more than 50% of the aggregate voting power of all classes of our equity, the holders of the Common Stock Warrants will be entitled to receive upon exercise of the Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants immediately prior to such fundamental transaction.
Amendments and Waivers
The provisions of each Common Stock Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder or the beneficial owner of the Common Stock Warrant.
Governing Law
The Common Stock Warrants are governed by New York law.
CDI Warrants
The CDI Warrants represent the right to purchase up to 3,038,064 CDIs at an exercise price of A$11.50 per CDI. The CDI Warrants may be exercised at any time commencing on or after May 5, 2026 and on or prior to 5:00 p.m. (AEST) on November 5, 2030 (the “CDI Warrant Exercise Period”). After the CDI Warrant Exercise Period, holders of the CDI Warrants will have no further rights to exercise the CDI Warrants.
Exercisability
Each CDI Warrant will be exercisable during the CDI Warrant Exercise Period. The CDI Warrants may be exercised by lodging with us during the CDI Warrant Exercise Period a duly signed exercise notice, in the form enclosed with the Confirmation Letter, specifying the number of CDI Warrants which are being exercised, and payment of the exercise price by way of telegraphic transfer of cleared funds or a direct credit of cleared funds to us or any other method of providing the exercise price that is acceptable to us. An exercise notice is only effective when we have received the full amount of the exercise price for the relevant CDI Warrants being exercised in cleared funds.
Within five trading days (as defined in the ASX listing rules) after receipt of full payment of the exercise price (and an exercise notice, if applicable), we will issue to the holder the number of CDIs specified or taken to be specified in the exercise notice, cancel the certificate for the CDI Warrants being exercised and update the register accordingly and, if applicable, issue a new certificate for any unexercised CDI Warrants.
Ranking
Except in relation to any restrictions on disposal of the CDIs by law or by agreement with us, all CDIs issued or transferred upon the exercise of CDI Warrants will rank pari passu in all respects with our other CDIs from the date of issue or transfer to the holder, other than in respect of rights attaching to CDIs by reference to a record date prior to the date of their issue or transfer to the holder.
Transferability
Subject to compliance with all relevant laws, including U.S. securities laws, the CDI Warrants may not be transferred at any time without our prior written consent. No transfer is effective until we process the transfer, update the register and issue a new certificate or confirmation to the new registered holder.

Exchange Listing
There is no established public trading market for the CDI Warrants and we do not expect a market to develop. In addition, we will not apply for listing of the CDI Warrants on any securities exchange or trading system. Without an active market, the liquidity of the CDI Warrants will be limited. We will immediately apply for quotation of the CDIs resulting from the exercise of CDI Warrants on any applicable securities exchange on which such securities are quoted.
No Rights to Participate in New Issues
Holders of CDI Warrants have no rights or entitlements, without exercising the CDI Warrants, to participate in new issuances of CDIs or other securities offered to our stockholders during the CDI Warrant Exercise Period, whether by way of rights issue, bonus issue or other pro-rata offer of CDIs or other securities to stockholders.
No Rights to Participate in Dividends
Holders of CDI Warrants have no rights or entitlements to participate in any dividends until the CDI is issued to the holder on exercise of the CDI Warrants and then only in respect of rights attaching to CDIs by reference to a record date on or after the date of their issue to the holder.
Capital Reconstruction
If there is a reorganization of our issued capital while the CDI Warrants are on issue, then, subject to the ASX listing rules, the number of CDIs to which a holder is entitled or the exercise price (or both) will be proportionally adjusted to reflect the consolidation, sub-division, return of capital or other reorganization. For so long as we are subject to the ASX listing rules, the rights of the holder under the terms of issue may be amended to the extent necessary to comply with the ASX listing rules (including ASX listing rule 6.22, or its replacement or successor) applying to a reorganization of capital at the time of the reorganization.
No Other Rights
Holders of CDI Warrants have no rights or entitlements in addition to those described above to a change in the exercise price or a change to the number of CDIs over which the CDI Warrants can be exercised.
Amendments and Waivers
Other than as described above, the terms of the CDI Warrants may only be amended by us with the consent of the holder and subject to applicable law, including the ASX listing rules and the Nasdaq listing rules.
Governing Law
The CDI Warrants are governed by the laws of New South Wales, Australia.
Classified Board of Directors
In accordance with our Second Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Certain Anti-Takeover Effects of Provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, deter or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include:
•
the ability of our Board of Directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a staggered Board of Directors divided into three classes serving staggered three-year terms, such that not all members of our Board of Directors will be elected at one time;
•	allowing only our Board of Directors to fill director vacancies, which prevents stockholders from being able to fill vacancies on our Board of Directors;
•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•
a requirement for the affirmative vote of holders of at least 75% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our Board of Directors to amend our Amended and Restated Bylaws, which may allow our Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Amended and Restated Bylaws to facilitate an unsolicited takeover attempt;

•
advance notice procedures with which stockholders must comply to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•	a prohibition of cumulative voting in the election of our Board of Directors, which would otherwise allow less than a majority of stockholders to elect director candidates.
Listing
Our common stock is listed on Nasdaq under the symbol “AVR” and our CDIs are listed on the ASX under the symbol “AVR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

THE PRIVATE PLACEMENT
On or about October 23, 2025, the Company entered into (i) the Subscription Agreements with certain investors, pursuant to which the Company issued and sold an aggregate of 2,346,936 Shares, each with an accompanying Common Stock Warrant, at a price of $4.90 per share of common stock and accompanying Common Stock Warrant, and (ii) Confirmation Letters with certain investors, pursuant to which the Company issued and sold an aggregate of 2,788,064 CDIs, each with an accompanying CDI Warrant, at a price of A$7.50 per CDI and accompanying CDI Warrant. As part of the CDI Offering, we also granted 250,000 CDI Warrants to the lead manager. The Common Stock Offering closed on October 27, 2025 and the CDI Offering closed on November 5, 2025.
Each of the Common Stock Warrants and the CDI Warrants are exercisable commencing six months following the date of issuance. The exercise price of the Common Stock Warrants is $7.50 per share, and the exercise price of the CDI Warrants is A$11.50 per CDI.
The issuance and sale of the Shares, Common Stock Warrants, CDIs and CDI Warrants pursuant to the Subscription Agreements and Confirmation Letters were not registered under the Securities Act and were issued and sold in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, including under Rule 506 of Regulation D promulgated thereunder, with respect to the Shares and the Common Stock Warrants, and Regulation S with respect to the CDIs and CDI Warrants.

PLAN OF DISTRIBUTION
We are registering the issuance of the Warrant Shares and the CDI Warrant Shares covered by this prospectus to be delivered upon the exercise of the outstanding Warrants, as applicable. All costs, expenses and fees connected with the registration of such securities will be borne by us.
LEGAL MATTERS
Jones Day will pass upon the validity of the securities being offered hereby.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2025, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain market data in this prospectus and incorporated by reference herein is attributed to a report prepared for us by FMI and is included in reliance upon the authority of that firm as an expert, although FMI has not independently verified the material provided to it by any outside sources relied upon in producing such report. This information has been included with the consent of FMI and FMI has authorized that portions of the prospectus be attributed to it.
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of KPMG, in relation to the performance of their professional services provided to Anteris Technologies Global Corp. including, without limitation, KPMG’s audits of Anteris Technologies Global Corp.’s consolidated financial statements described above, is limited under the Chartered Accountants in Australia and New Zealand (NSW) Scheme approved by the New South Wales Professional Standards Council or such other applicable scheme approved pursuant to the Professional Standards Act 1994 (NSW) (the “Professional Standards Act”), including the Treasury Legislation Amendment (Professional Standards) Act (the “Accountants Scheme”). Specifically, the Accountants Scheme limits the liability of KPMG to a maximum amount of A$75.0 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty. The Professional Standards Act and the Accountants Scheme have not been subject to relevant judicial consideration and, therefore, how the limitations will be applied by courts and the effect of the limitations on the enforcement of foreign judgments is untested.
Anteris Technologies Global Corp. does not have an indemnification agreement with KPMG, the auditors of Anteris Technologies Global Corp. that, under FRC 602.02.f.i, would result in KPMG not being considered independent for the purpose of certifying the financial statements. Any such indemnification agreement would be regarded as against public policy and unenforceable under U.S. securities laws.

PART II I

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

SEC registration fee	$5,816.67
Printing expenses	10,000.00
Accountant’s fees and expenses	45,000.00
Legal fees and expenses	50,000.00
Miscellaneous	5,000.00
Total	115,816.67

Item 15.	Indemnification of Directors and Officers
Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Delaware law further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding of the types referred to above, or in defense of any claim, issue or matter therein, Delaware law provides that such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require us to indemnify and hold harmless to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. The Company is required to indemnify a person in connection with such a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.
We are further required under our Amended and Restated Bylaws to pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer of the Company in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses by law, under our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise.
The rights conferred on any person by our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other right which such person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.
Any amendment, repeal or modification of the indemnification provisions contained in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws does not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
We have entered into individual indemnification agreements with each of our directors and executive officers that require us to provide indemnification and advancement of expenses in accordance with our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and that include certain additional provisions, including a requirement that we pay or reimburse the payment of attorneys’ fees and expenses in connection with any action by a director or executive officer to enforce the provisions of his or her indemnification agreements against us.
We have obtained directors and officers liability insurance that provides coverage with respect to liabilities asserted against our directors and executive officers incurred in such capacity, or arising out of his or her status as such. This insurance may in certain cases provide coverage with respect to liabilities for which the Company would not have the power to indemnify its directors and executive officers under Delaware law.
Item 16.	Exhibits
The following documents are exhibits to the registration statement:

Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	Filed Herewith
2.1†	Scheme Implementation Deed, dated August 13, 2024, by and between Anteris Technologies Global Corp. and Anteris Technologies Ltd	S-1	11/22/2024	2.1

3.1	Second Amended and Restated Certificate of Incorporation of Anteris Technologies Global Corp.	8-K	12/16/2024	3.1

3.2	Amended and Restated Bylaws of Anteris Technologies Global Corp.	8-K	12/16/2024	3.2

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Description of Securities	10-K	2/26/2026	4.2

4.3	Form of Common Stock Warrant	10-Q	11/12/2025	4.2

4.4	Form of Confirmation Letter (containing the terms of CDI Warrants)	10-Q	11/12/2025	4.3

Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number	Filed Herewith
5.1	Opinion of Jones Day				X

23.1	Consent of Independent Registered Public Accounting Firm for Anteris Technologies Global Corp.				X

23.2	Consent of Future Market Insights, Inc.	10-K	2/26/2026	23.2

23.3	Consent of Jones Day (included in Exhibit 5.1)				X

24.1	Power of Attorney (included in signature page hereto)				X

99.1	Section 13 of the ASX Settlement Rules				X

107	Filing Fee Table				X

†	Certain information in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” filed as an exhibit to the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on July 1, 2026.

Anteris Technologies Global Corp.

By:	/s/ Wayne Paterson
Wayne Paterson
Vice Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wayne Paterson and Matthew McDonnell, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wayne Paterson	Vice Chairman and Chief Executive Officer (Principal Executive Officer)	July 1, 2026
Wayne Paterson

/s/ Matthew McDonnell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2026
Matthew McDonnell

/s/ John Seaberg	Chairman of the Board of Directors	July 1, 2026
John Seaberg

/s/ David St Denis	President and Director	July 1, 2026
David St Denis

/s/ Stephen Denaro	Director	July 1, 2026
Stephen Denaro

/s/ Susan Knight	Director	July 1, 2026
Susan Knight

/s/ Gregory Moss	Director	July 1, 2026
Gregory Moss

/s/ David Roberts	Director	July 1, 2026
David Roberts